Exhibit 5.1

November 12, 2013

Interactive Brokers Group, Inc.
One Pickwick Plaza
Greenwich, Connecticut  06830

Re:                Form S-3 Registration Statement and Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to Interactive Brokers Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of (1) a Registration Statement on Form S-3 (as amended, the “Registration Statement”) to be filed by the Company as an automatic shelf registration statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof; and (2) the Company’s prospectus supplement relating to the issuance and sale by the Company of up to 4,683,415 shares (the “Offered Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”), as filed by the Company with the Commission on the date hereof pursuant to Rule 424(b)(5) under the Act (together with the Company’s base prospectus included in the Registration Statement, collectively, the “Prospectus”).  The Registration Statement relates to the proposed issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an indeterminate number of Common Shares.  The Offered Shares are to be issued and sold to IBG Holdings LLC for distribution to, and/or sale for the benefit of, certain of its members in exchange for membership interests in IBG LLC equal in number to such number of shares of Common Stock issued by the Company.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the validity of the Shelf Registered Shares and the Offered Shares as set forth below.

We have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate to express the opinions set forth below.  In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates.  In rendering the opinions set forth below, we have relied as to factual matters upon certificates of public officials, certificates and other assurances of officers and representations of the Company.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.  With respect to any Common Shares offered by the Company pursuant to the Registration Statement other than the Offered Shares (the “Shelf Registered Shares”), when (i) the Registration Statement has become effective under the Act and such effectiveness has not been terminated or rescinded; (ii) an appropriate prospectus supplement with respect to the Shelf Registered Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Shelf Registered Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Shelf Registered Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby (the “Board of Directors”), and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Shelf Registered Shares and related matters; (v) the terms of the issuance and sale of the Shelf Registered Shares have been duly established and are in conformity with the certificate of incorporation and the by-laws of the Company, as then amended (collectively, the “Formation Documents”), so as not to violate any applicable law or the Formation Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if certificated, certificates in the form required under Delaware corporate law representing the Shelf Registered Shares have been duly authenticated, executed and countersigned; and (vii) the Shelf Registered Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor (in an amount per Shelf Registered Share not less than the par value thereof), the Shelf Registered Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.  When the Offered Shares are issued and delivered against receipt by the Company of payment of the agreed-upon consideration therefor as provided in the Prospectus, the Offered Shares will be duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 2 is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of the Offered Shares: (i) the resolutions adopted by the Board of Directors authorizing the issuance and sale of the Offered Shares have not been rescinded by the Board of Directors; (ii) the terms of the issuance and sale of the Offered Shares have been duly established and are in conformity with the Formation Documents so as not to violate any applicable law or the Formation Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Shares and any certificates in the form required under Delaware corporate law representing the Offered Shares have been duly authenticated, executed, countersigned, registered in the Company’s share registry and delivered upon payment of the agreed-upon legal consideration therefor (in an amount per Offered Share not less than the par value thereof) and have been duly issued and sold; (iv) the Registration Statement has been declared effective under the Act and such effectiveness has not been terminated or rescinded; (v) the Prospectus has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Shares; and (vi) the Offered Shares have been issued and sold in compliance with all Federal securities laws and solely in the manner stated in the Registration Statement and the Prospectus.

The opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion herein concerning any other laws, rules or regulations (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Offered Shares).  We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Common Shares may be issued from time to time on a delayed or continuous basis.

Sincerely,

/s/ Dechert LLP

Dechert LLP